CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Contribution Agreement”), dated as of March 16, 2007, is made and entered into by and among Crowley Newco Corporation, a Delaware corporation ( the “Purchaser”), and the Crowley Maritime Corporation Retirement Stock Plan, the Crowley Maritime Corporation Stock Savings Plan and the Crowley Maritime Corporation Employee Stock Ownership Plan. (The Crowley Maritime Corporation Retirement Stock Plan, the Crowley Maritime Corporation Stock Savings Plan and the Crowley Maritime Corporation Employee Stock Ownership Plan are referred to herein collectively as the “Plans” and individually as a “Plan.”)

RECITALS:

WHEREAS, in connection with the settlement of Franklin Balance Sheet Investment Fund v. Crowley (the “Settlement”), the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Crowley Maritime Corporation (“Crowley Maritime”) tendered and not withdrawn upon expiration of the Offer at a purchase price of $2,990 per share of Common Stock ;

WHEREAS, if the conditions to the Offer are satisfied or waived, the Purchaser will merge with and into Crowley Maritime (the “Merger”) pursuant to a certificate of ownership and merger;

WHEREAS, the persons and entities set forth on Schedule I will not participate in the Offer;

WHEREAS, as of the date hereof, each Plan is the record owner of the number of shares of Common Stock (the “Shares”) set forth opposite such Plan’s name on Schedule II hereto;

WHEREAS, to allow the Settlement, a copy of which is attached hereto as Exhibit A, to be executed and the Offer to be undertaken, each Plan has agreed that it will contribute all of its Shares to the Purchaser in exchange for the equity interest in the Purchaser provided herein.

WHEREAS, the certificate of incorporation (the “Certificate of Incorporation”) of the Purchaser is attached hereto as Exhibit B; and

WHEREAS, the by-laws of the Purchaser (the “By-laws”) are attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Contribution of Shares.

(a)    The Contribution. Subject to the satisfaction of the conditions of the Offer or the waiver of such conditions, and at such time as the Purchaser accepts for payment the shares of Common Stock properly tendered and not withdrawn, each Plan shall contribute all of its Shares (including in the definition of Shares for this purpose any shares of capital stock of Crowley Maritime hereafter acquired by such Plan, but excluding Shares that shall have been repurchased by Crowley Maritime in accordance with the terms of the governing documents of such Plan (collectively, the “Plan Documents”) between the date hereof and such time) to the Purchaser in exchange for the number of shares of common stock, par value $0.01 per share, of the Purchaser (the “Common Stock”) set forth opposite such Plan’s name on Schedule III hereto, as such number of shares shall be increased to reflect any acquisitions of Shares by such Plan between the date hereof and such time and reduced to reflect any repurchases of Shares by Crowley Maritime in accordance with the Plan Documents between the date hereof and such time (the “Purchaser Shares”).

(b)    The Closing. Such contribution and exchange are hereinafter referred to as the “Closing” and the date and time thereof as the “Closing Date.” At the Closing, each Plan shall deliver to the Purchaser a certificate or certificates representing all of its Shares, together with an equal number of stock powers, endorsed in blank. At the Closing, Purchaser shall deliver to each Plan a certificate or certificates representing the Purchaser Shares, in such denominations as the respective Plan shall request.

2.     Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and agrees with each Plan as follows:

(a)    Due Incorporation. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b)    Power of Authority. The Purchaser has all necessary power and authority to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby. The Contribution Agreement has been duly and validly authorized, executed and delivered by the Purchaser and, assuming its due authorization execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(c)    Valid Issuance. The Purchaser Shares to be exchanged with and delivered to each Plan have been duly authorized and, when issued and delivered in accordance with the terms of this Contribution Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Purchaser Shares will not be subject to any preemptive or similar rights.

(d)    No Encumbrance. The Purchaser Shares when issued and delivered against contribution of the Shares will not be subject to any security interest, other encumbrance or adverse claims, or any right, warrant or option to acquire the Purchaser Shares, except as provided in the Plan Documents of the respective Plan.

(e)    Non-Contravention. The execution and delivery by the Purchaser of, and performance by the Purchaser of its obligations under, this Contribution Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Purchaser or any agreement or other instrument binding upon the Purchaser, or any judgment or decree of any governmental body, agency or court having jurisdiction over the Purchaser and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Purchaser of its obligations under this Contribution Agreement, except for such notice filings as may be required under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities law or blue sky law (“Blue Sky Law”) of the various states in connection with the offer and sale of the Purchaser Shares.

(f)     Capitalization. The capitalization of the Purchaser consists and will consist as of the Closing Date and immediately prior to the effectiveness of the Merger, of 200,000 shares, of which 100,000 are designated as Common Stock and 100,000 are designated as Class N Common Shares (the “Class N Common”). The rights, preferences and privileges of the Common Stock and the Class N Common are as stated in the Certificate of Incorporation. As of the date hereof, one share of Common Stock and no shares of Class N Common are issued and outstanding. Assuming the contributions by the Plans contemplated by this Contribution Agreement as of the Closing Date and following the Merger, the outstanding shares of Common Stock and the outstanding shares of Class N Common shall be owned by the stockholders and in the numbers specified in Schedules IV and V, respectively.

(g)    Certificate and By-laws. The Certificate of Incorporation and the By-laws attached hereto as Exhibit A and Exhibit B, respectively, represent the certificate of incorporation and by-laws of Purchaser as currently in effect and will represent the certificate of incorporation and by-laws in effect on the Closing Date and immediately prior to the merger.

(h)    SEC Documents. The Schedule T-O, the Schedule 13D, the Schedule 13E-3, Schedule 14D-9 and any other documents filed by the Purchaser and its affiliates with the Securities and Exchange Commission (the “SEC”) in connection with the Offer (the “Offer Documents”) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)     Compliance With Law. The Offer will be effected in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Blue Sky Law.

3.     Representations and Warranties of Each Plan. Each Plan, severally and not jointly, hereby represents and warrants to the Purchaser as follows:

(a)    Power and Authority. Such Plan has all necessary power and authority to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly and validly authorized, executed and delivered by such Plan and, assuming its due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Plan, enforceable against such Plan in accordance with its terms.

(b)    Reliance by Purchaser. Such Plan understands and acknowledges that the Purchaser is executing the Settlement and making the Offer in reliance upon such Plan’s execution and delivery of this Contribution Agreement as well as the letter, dated the date hereof, from Consulting Fiduciaries, Inc., the Independent Fiduciary for the Plans, to the Purchaser, a true and correct copy of which is attached hereto as Exhibit D.

(c)    Securities Laws. Such Plan will acquire the Purchaser Shares set forth opposite the name of such Plan on Schedule III hereto for its account for the purpose of investment and not with a view to the distribution or resale thereof. Such Plan has such knowledge and experience in financial and business matters that such Plan is capable of evaluating the merits and risks of purchasing such Purchaser Shares. Such Plan understands that such Purchaser Shares have not been registered under the Securities Act or under any Blue Sky Law and, therefore, none of such Purchaser Shares can be sold, assigned, transferred, pledged or otherwise disposed of without registration under the Securities Act and under applicable Blue Sky Law unless an exemption from registration thereunder is available. Such Plan shall not sell, assign, transfer, pledge or otherwise dispose of any such shares (or any interest therein) without registration under the Securities Act and under applicable Blue Sky Law, unless an exemption from registration thereunder is available. The undersigned understands that the stock certificate evidencing such Purchaser Shares will bear a legend to the effect of the foregoing.

4.     Restriction on Transfer, Proxies, Etc. Each Plan covenants and agrees that such Plan shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of such Plan contained herein untrue or incorrect or have the effect of preventing or disabling such Plan from performing such Plan’s obligations under this Contribution Agreement; except, in each case, for any of such actions necessary to consummate repurchases of Shares by Crowley Maritime in accordance with the terms of the Plan Documents.

5.     Additional Covenants.

(a)    Closing Date Representations and Warranties. The Purchaser and each Plan agrees that the representations and warranties of each contained in this Contribution Agreement shall be true and correct as of the Closing Date as if made on the Closing Date.

(b)    Terms of Offer and Merger. The Purchaser further agrees that the Offer will be conducted in accordance with the terms and on the conditions set forth in Exhibit E hereto. The Purchaser shall not amend any of the terms of and/or take any steps with respect to the Settlement, the Offer or the Merger in a manner that would have an adverse economic effect on any Plan without the Plan’s consent.

(c)    Certificate of Ownership and Merger. The Purchaser further agrees that the certificate of ownership and merger to be filed by the Purchaser with the Delaware Secretary of State will be substantially in the form of Exhibit F hereto.

(d)    No Other Operations. Purchaser’s assets, liabilities and operations shall be limited to such assets, liabilities and operations as are necessary or appropriate to consummate the Offer and the Merger and Purchaser shall not acquire any assets, assume any liabilities or conduct any operations which are not connected to or in furtherance of the Offer and the Merger.

(e)    Offer Documents. Purchaser shall furnish each Offer Document to the Plans prior to filing such Offer Document with the SEC for review and comment by counsel to Consulting Fiduciaries, Inc., the Independent Fiduciary for the Plans. Comments submitted to the Purchaser by such counsel shall not unreasonably rejected.

6.     Miscellaneous.

(a)    Further Assurances. From time to time, at the Purchaser’s request and without further consideration, each Plan shall execute, deliver and file such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Contribution Agreement, including, if and to the extent applicable, executing, delivering and filing any documents required to be filed under the Exchange Act and the rules and regulations thereunder, or requested to be filed by the staff of the SEC.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Purchaser, to:

Crowley Newco Corporation
555 12th Street
Suite 2130
Oakland, CA 94607
Attention: Thomas B. Crowley, Jr.
Facsimile No.: (510) 251-7510

with a copy to:

Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
Attention: Richard V. Smith, Esq.
Facsimile No.: (415) 773-5759

(ii)	if to the Plans:

Administrative Committee
Crowley Maritime Corporation
9487 Regency Square Boulevard
Jacksonville, FL 32225
Attention: Arthur F. Mead, III, Esq.
Facsimile No.: (904) 805-1652

With copies to:

Consulting Fiduciaries, Inc.
400 Skokie Boulevard, Suite 260
Northbrook, IL 60062
Attention: Sy Zilberstein
Facsimile No.: (847) 559-9840

and

McDermott, Will & Emery LLP
227 West Monroe Street
Chicago, IL 60606
Attention: William W. Merten, Esq.
Facsimile No.: (312) 984-7700

(c)    Interpretation. When a reference is made in this Contribution Agreement to a Section, such reference shall be to a Section of this Contribution Agreement unless otherwise indicated. The headings contained in this Contribution Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Contribution Agreement. Whenever the words “include,” “includes” or “including” are used in this Contribution Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)    Counterparts. This Contribution Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(e)    Entire Agreement; No Third-Party Beneficiaries. This Contribution Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

(f)     Governing Law. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

(g)    Assignment. Neither this Contribution Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

(h)    Severability. If any term or other provision of this Contribution Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Contribution Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

(i)     Enforcement of This Contribution Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the forgoing, but subject to Section 6(h) to the extent applicable, Purchaser shall not be entitled to enforce any provision of this Contribution Agreement that would cause that Plan to violate its Plan documents or, in the opinion of the Plan’s counsel, the Employee Retirement Income Security Act of 1974, as amended.

7.     Termination. This Contribution Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Contribution Agreement shall become null and void and have no effect upon the earlier of (a) the expiration or termination of the Offer (as the same may be extended) if the conditions of the Offer have not been satisfied or waived and (b)  August 15, 2007, except that nothing in this Section 7 shall relieve any party of liability for breach of this Contribution Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Purchaser and each Plan have caused this Contribution Agreement to be duly executed as of the day and year first above written.

CROWLEY NEWCO CORPORATION

By:	/s/ Thomas B. Crowley, Jr.
Name: Thomas B. Crowley, Jr.
Title: Chairman of the Board

CROWLEY MARITIME CORPORATION
RETIREMENT STOCK PLAN

By:	/s/ Richard L. Swinton
Name: Richard L. Swinton
Title: Administrative Committee

CROWLEY MARITIME CORPORATION
STOCK SAVINGS PLAN

By:	/s/ Richard L. Swinton
Name: Richard L. Swinton
Title: Administrative Committee

CROWLEY MARITIME CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Richard L. Swinton
Name: Richard L. Swinton
Title: Administrative Committee

Schedule I

Christine S. Crowley
Crowley Asset Management, L.P.
The Non-Exempt Trust FBO Adrienne Crowley
The Thomas B. Crowley Jr. Separate Property Trust
The Annual Exclusion Trust FBO Adrienne Crowley
The Crowley Family Generation-Skipping Trust U/T/A Dtd. 12/04/91
The Crowley Maritime Corporation Employee Stock Ownership Plan
The Crowley Maritime Corporation Retirement Stock Plan
The Crowley Maritime Corporation Stock Savings Plan
The Marital Trust Under The Thomas B. Crowley Trust

Schedule II

Plan	Shares
Crowley Maritime Corporation Retirement Stock Plan	8,075
Crowley Maritime Corporation Stock Saving Plan	3,497
Crowley Maritime Corporation Employee Stock Ownership Plan	2,998

Schedule III

Plan	Purchaser Shares
Crowley Maritime Corporation Retirement Stock Plan	8,075
Crowley Maritime Corporation Stock Saving Plan	3,497
Crowley Maritime Corporation Employee Stock Ownership Plan	2,998

Schedule IV

Name	Shares of Common Stock
Thomas B. Crowley, Jr.	1
Christine S. Crowley	684
Crowley Asset Management, L.P.(1)	5,622
The Non-Exempt Trust FBO Adrienne Crowley	1,896
The Thomas B. Crowley Jr. Separate Property Trust (1)	7,513
The Annual Exclusion Trust FBO Adrienne Crowley	767
The Crowley Family Generation-Skipping Trust U/T/A Dtd. 12/04/91 (1)	2,320
The Crowley Maritime Corporation Employee Stock Ownership Plan (2)	3,003
The Crowley Maritime Corporation Retirement Stock Plan (2)	8,089
The Crowley Maritime Corporation Stock Savings Plan (2)	3,503
The Marital Trust Under The Thomas B. Crowley Trust (1)	31,478

Name	Class N Common
The Marital Trust Under The Thomas B. Crowley Trust	66,282

(1)
Number will be increased by a number of whole shares equal to the number determined by dividing (1) the amount of the accrued but unpaid dividends on the existing Crowley Maritime, Series A Junior Convertible Preferred Stock, par value $100 per share, on the Closing Date by (2) $1,200.

(2)
Reflects an increase in shares to be owned by each Plan if the Offer is successfully completed and the contributions effected. Assumes no repurchases of shares from Plan participants prior to the date of contribution.

Schedule V

Name	Purchaser Shares
Christine S. Crowley	684
Crowley Asset Management, L.P.(1)	5,622
The Non-Exempt Trust FBO Adrienne Crowley	1,896
The Thomas B. Crowley Jr. Separate Property Trust (1)	7,513
The Annual Exclusion Trust FBO Adrienne Crowley	767
The Crowley Family Generation-Skipping Trust U/T/A Dtd. 12/04/91 (1)	2,320
The Crowley Maritime Corporation Employee Stock Ownership Plan (2)	3,003
The Crowley Maritime Corporation Retirement Stock Plan (2)	8,089
The Crowley Maritime Corporation Stock Savings Plan (2)	3,503
The Marital Trust Under The Thomas B. Crowley Trust (1)	31,478

Name	Class N Common
The Marital Trust Under The Thomas B. Crowley Trust	66,282

(1)
Number will be increased by a number of whole shares equal to the number determined by dividing (1) the amount of the accrued but unpaid dividends on the existing Crowley Maritime, Series A Junior Convertible Preferred Stock, par value $100 per share, on the Closing Date by (2) $1,200.

(2)
Reflects an increase in shares to be owned by each Plan if the Offer is successfully completed and the contributions effected. Assumes no repurchases of shares from Plan participants prior to the date of contribution.

Exhibit A

Settlement

[See attached]

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, and John H. Norberg, Jr., Individually, derivatively and on behalf of a Class of similarly situated stockholders,

Plaintiffs,

v.

Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E. Bowles, Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,

Defendants,

v.

Crowley Maritime Corporation,

Nominal Derivative Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 888-N

STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE

The parties to the above-captioned action (the “Action”), by and through their attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”), subject to the approval of the Court:

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WHEREAS:

A.    On November 30, 2004, Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP (“Initial Plaintiffs”), filed a complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the “Complaint”), which was styled to include both a derivative claim, putatively brought on behalf of the Crowley Maritime Corporation (the “Company”) and class claims, putatively brought on behalf of the Initial Plaintiffs and all other holders of the Company’s common stock (other than defendants and any of their affiliates). Among other things, the Complaint alleged that the directors breached their fiduciary duties by putting in place a “policy” to ensure that the Crowley family maintained control of the Company, including by entering into split-dollar life insurance agreements (the “Split-Dollar Agreements”). The Complaint alleged that by entering into and authorizing the Company to make payments under the Split-Dollar Agreements, the directors breached their fiduciary duties and injured the stockholders of the Company. The Initial Plaintiffs asked the Court to certify a class, grant declaratory relief, and order the disgorgement of profits and damages in an amount equal to the premiums, cost and expenses paid with respect to the Split-Dollar Agreements.

B.    On February 25, 2005, the defendants moved to dismiss the Complaint. The Court heard oral argument on the motion on August 3, 2005, and, pursuant to the Court’s direction at the conclusion of the argument, on October 24, 2005, defendants filed a supplemental brief.

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C.    In response, on December 27, 2005, Initial Plaintiffs, in lieu of filing a responsive supplemental brief, sought leave to amend their complaint and to add another plaintiff to address the issues raised by the motion to dismiss.

D.    On October 19, 2006, the Court granted Initial Plaintiffs leave to amend the Complaint and add another plaintiff. On October 24, 2006, the Initial Plaintiffs filed an amended complaint (the “Amended Complaint”), which added Norberg as a plaintiff, and made new allegations (together with all named Initial Plaintiffs, the “Plaintiffs”).

E.    On November 7, 2006, the defendants moved to dismiss the Amended Complaint. On November 27, 2006, the parties entered into a briefing schedule on defendants’ motion to dismiss the Amended Complaint, with argument to be heard on February 22, 2007.

F.    In December 2006, counsel for the defendants and counsel for the Plaintiffs engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Amended Complaint. The parties discussed settling those claims by providing Plaintiffs an opportunity to sell their shares for cash to liquidate their minority position in the Company. After numerous discussions, Plaintiffs agreed to consider a tender offer for their shares, but insisted that their valuation of the Company indicated that the price to be offered would have to substantially exceed the bid price for the shares (which at the time was approximately $1800.00 per share). Following extended negotiations between counsel for the parties, Plaintiffs indicated that they would favorably consider an offer of $2,990.00 per share for their stock in the context of a tender offer for all shares, conditioned on at least 95% of the shares being tendered and a majority of the unaffiliated shares being tendered.

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G.    In evaluating the settlement proposed herein (the “Settlement”), Plaintiffs and their counsel considered, among other things: (i) the benefit to the Plaintiffs and the class provided by the Settlement, particularly the opportunity to liquidate their minority position for cash at a substantial premium to the bid price of the shares; (ii) the attendant risks of continued litigation and the uncertainty of the outcome of the litigation; (iii) the probability of recovery and nature of a judgment thereon; and (iv) the conclusion reached by the Plaintiffs and their counsel after investigation and consideration sufficient to inform themselves of the merits of the Settlement, that the terms of the Settlement are fair and reasonable and in the best interest of the Plaintiffs and the class.

H.    Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Amended Complaint, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, deny that they acted improperly in any way and deny liability of any kind to Plaintiffs or the potential class, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to: (i) avoid the substantial expense, inconvenience and distraction of continued litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action.

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NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to the approval of the Court, and pursuant to Delaware Court of Chancery Rules 23(e) and 23.1, that all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the Plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice (the “Settled Claims”), upon and subject to the following terms and conditions:

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1.    Crowley Newco Corporation, (the “Purchaser”) a corporation formed by Thomas B. Crowley Jr., will make a cash tender offer to acquire all of the outstanding public shares of common stock of the Company, including all shares currently held by Plaintiffs and the members of the putative class (the “Public Shares”), for $2990.00 per share in cash (the “Offer”). The Offer will include conditions requiring that there be validly delivered and not withdrawn prior to the expiration date of the Offer a number of shares of common stock of the Company that constitute: (a) a majority of the Public Shares (the “Majority of the Minority Condition”); and (b) together with the shares beneficially owned by the Purchaser, at least 95% of the total number of shares outstanding on the expiration date of the Offer (the “Minimum Condition”). The Offer will also include conditions that this Court shall have approved the settlement of this litigation and entered its final order (and the time for any appeal shall have expired) prior to the closing of the Offer, that there be no material adverse change in the business or assets of the Company prior to the closing of the Offer, that there be no pending governmental or legal action challenging or delaying the consummation of the Offer or the Merger (as defined below), and that the Crowley Board of Directors shall not have determined to oppose the Offer or Merger. Plaintiffs hereby agree to tender all of the shares they own or control and will not oppose the Offer or Merger, withdraw such shares, transfer or dispose or such shares or exercise appraisal rights in the Merger. Under the terms of the Offer, the Purchaser may waive certain conditions.

2.    Immediately following expiration of the Offer and at the same time as it accepts for payment and purchases the tendered Public Shares, the Purchaser will complete the acquisition of all of the shares beneficially owned or held by Thomas B. Crowley, Jr., Christine S. Crowley and Molly M. Crowley (other than 278 shares held by the Crowley Foundation), as well as those shares held by the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan, then will merge with and into the Company, with the Company continuing as the surviving Company following the merger (the “Merger”). The Purchaser will complete the Merger at the same price to be paid in the Offer ($2990.00 per share), following consummation of the Offer according to its terms.

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3.    As soon as practicable after the Stipulation has been executed, the parties hereto shall jointly apply to the Court for an Order (in the form attached hereto as Exhibit A), with respect to notice and the settlement hearing (the “Scheduling Order”):

(a.)    Provisionally certifying this Action as a class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the class to include all record and beneficial owners of shares of common stock of the Company on any day during the period from December 23, 2003 to and including the effective date of the consummation of the Merger (other than Defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934)), including the legal representatives, heirs, successors-in-interest, transferees or assigns of all such foregoing holders, immediate and remote (“the Class”);

(b.)    Providing that the Plaintiffs in the Action are designated as the class and derivative representatives (the “Representatives”), and designating their counsel as Class and Derivative Counsel;

(c.)    Directing that a hearing be held by the Court (the “Settlement Hearing”) to determine, among other things (i) whether the Court should approve the Settlement and enter the Order and Final Judgment dismissing the Amended Complaint pursuant to Rules 23(e) and 23.1 of the Court of Chancery with prejudice and on the merits, each party to bear its own costs (except as expressly provided herein) and extinguishing and releasing any and all Settled Claims; (ii) whether, in the event that the Court approves the Settlement, to grant Plaintiffs’ application for an award of attorneys’ fees and for the reimbursement of expenses incurred that they may make in accordance with the Stipulation; and (iii) such other matters as the Court may deem necessary and appropriate;

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(d.)    Providing that a copy of the Notice of Pendency of Class Action, Proposed Settlement of Class and Derivative Action, Settlement Hearing; and Right to Appear (the “Notice”), substantially in the form attached hereto as Exhibit B, be mailed by or on behalf of the Company by first-class mail within ten (10) business days of the date of the Scheduling Order, in the name of the Register in Chancery or by the direction of the Court, to all record holders and beneficial owners of shares of common stock of the Crowley Maritime Corporation (other than the defendants and Defendants’ Affiliates) who held common stock on any day during the period from December 23, 2003 to the present at their last known addresses appearing in the stockholders’ records of the Company; and

(e.)    Requesting that record holders in the Class who are not also the beneficial owners of the shares of the Company’s common stock held by them of record forward the Notice to the Class to such beneficial owners of those shares. Additional copies of the Notice to the Class will be made available to the record holders for this purpose upon request.

4.    If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) and all transactions preparatory or incident thereto shall be approved by the Court following a hearing as fair, reasonable and adequate and in the best interest of the Class, the parties shall jointly request the Court to enter an Order and Final Judgment (substantially in the form attached hereto as Exhibit C) (the “Final Judgment”). The Final Judgment shall, among other things:

(a.)    Certify this Action as a class action pursuant to Delaware Court of Chancery Rules 23(a) and 23(b)(1) on behalf of the Class;

(b.)    Certify the Plaintiffs in the Action as the Class and Derivative Representatives;

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(c.)    Certify the Representative’s counsel as Class and Derivative Counsel;

(d.)    Approve the Settlement, and all transactions preparatory or incident thereto, as fair, reasonable, adequate and in the best interest of the Class, pursuant to Chancery Court Rule 23(e) and the Corporation pursuant to Chancery Court Rule 23.1;

(e.)    Authorize performance of the Settlement in accordance with its terms and conditions;

(f.)    Dismiss the Action with prejudice including with prejudice against all Plaintiffs and members of the Class, without costs except as hereinafter provided and release defendants, Defendants’ Affiliates, and each of them, from the Settled Claims upon consummation of the Offer and Merger in accordance with the terms and conditions of the Offer and this Stipulation.

5.    The Effective Date of the Settlement proposed by this Stipulation shall be five (5) days after the latter of: (i) consummation of the Merger and (ii) entry by the Court of a Final Order and Judgment approving the Settlement that is no longer subject to further appeal or reargument, either because the time for an appeal or reargument has expired with no appeal or reargument being taken, or an appeal has been taken but has been dismissed with no further right of appeal or reargument, or the Order and Final Judgment approving the Settlement has been finally affirmed with no further right of appeal or reargument, or the Final Order and Judgment approving the Settlement has otherwise become final.

6.    If the Settlement provided herein is approved by the Court, the Representative’s counsel will apply to the Court for an award of attorneys’ fees and expenses. The Company shall pay on behalf of all defendants only the fees and expenses as the Court directs. Neither Crowley, nor any individual defendant, nor any of the Defendants’ Affiliates shall be liable for any other fees or expenses of the Class. Any fees or expenses that are awarded pursuant to the terms of this Stipulation shall be paid within ten (10) business days after the Effective Date (defined above); provided however, that no such fees or expenses shall be paid until all proceedings described in paragraph 11 hereof have been dismissed or withdrawn.

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7.    The procedure for and the allowance or disallowance by the Court of any application by Class Counsel for attorneys’ fees are not part of the Settlement set forth in this Stipulation and may be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation. Any order or proceedings relating to the fee application, or any appeal from any order relating thereto or reversal or modification thereof, are not intended to operate to terminate or cancel this Stipulation, or affect or delay the finality of the Order and Final Judgment approving this Stipulation and the Settlement of the Action. Further, it is the intention of the parties that any order, proceedings or appeal relating to the application for fees not affect or delay the finality of the judgment approving this Stipulation or the Settlement.

8.    Except as provided in this Stipulation, defendants and Defendants’ Affiliates shall bear no other expenses, costs, damages or fees incurred by the Representative, or any member of the Class, or by any attorney, expert, adviser, agent or representative of any of the foregoing persons.

9.    The Company shall assume the administrative responsibility of providing the Notice to the Class and its stockholders in accordance with the Scheduling Order, and shall bear the expense of mailing the Notice. Prior to or at the Settlement Hearing, counsel for the Company shall file with the Court an appropriate affidavit with respect to the initial mailing of the Notice.

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10.    The release contemplated by this Stipulation extends to claims that the Representatives, on behalf of themselves, the Class, and the Company do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release. Each of the named Representatives and each member of the Class shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims including, without limitation, Section 1542 of the California Civil Code (any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542) which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

The Representatives, on behalf themselves, the Class, and the Company further acknowledge that members of the Class may discover facts in addition to or different to those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the Class, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.

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11.    If any claims which are or would be subject to the release and discharge contemplated by the Settlement are asserted against any person in any court prior to the Effective Date of the Settlement, Plaintiffs shall join in any motion to dismiss or stay such proceedings and shall otherwise use their best efforts to effect a withdrawal or dismissal of the claims. If, following a motion to dismiss, such claims are not dismissed or the action or actions in which such claims are asserted are not stayed in contemplation of dismissal subject only to approval of this proposed Settlement, any of the defendants may, at their sole discretion, withdraw from the Settlement. Any party electing to withdraw from the Settlement must provide all counsel with a notice of such withdrawal within ten (10) business days of any decision or decisions denying the dismissal or stay of such claims.

12.    If, for any reason, this Stipulation (including any amendment made thereto) in whole or in part, is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal and such order reversing or vacating the Settlement becomes final or any of the conditions to this Settlement are not fulfilled, or the Offer or Merger cannot be consummated for any reason, then the Settlement proposed herein shall be of no further force or effect and the Settlement and any amendment thereto and all orders relating to it shall be null and void and of no force and effect. In any such event, neither this Stipulation nor any of the orders contemplated by it shall prejudice in any way the respective positions of the parties with respect to the Action or their rights relating to it.

13.    No Provision contained in this Stipulation shall be deemed an admission by any party as to any claim alleged or asserted in the Action, and neither this Stipulation nor the negotiations or proceedings in connection with this Stipulation shall be offered or received into evidence at a trial or any other proceeding of any kind whatsoever, except in an action or proceeding to enforce the terms and conditions of this Stipulation.

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14.    Each of the attorneys executing this Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of each such respective party.

15.    Counsel for the Representatives and defendants are expressly authorized to enter into changes, modifications, or amendments of the Stipulation and the attached Exhibits which they mutually deem appropriate without further notice as long as such changes are in writing and are approved by the Court and the Court does not requires such notice; provided however, Court approval is not necessary and shall not be sought for purely ministerial and non-substantive changes, modifications or amendments as counsel may determine are necessary and appropriate in connection with administration of the Settlement including, but not limited to reasonable extensions of time to carry out any of the provisions of this Stipulation.

16.    Any failure by any party to insist upon the strict performance by any other party of any of the provisions of the Settlement Agreement or this Stipulation shall not be deemed a waiver of any such provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement Agreement and this Stipulation to be performed by such other party.

17.    This Stipulation and all Exhibits hereto and any related settlement document shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

18.    In the event of any dispute or disagreement with respect to the meaning, effect or interpretation of the Stipulation or an attached exhibit or in the event of a claimed breach of the Stipulation or an attached exhibit, the parties hereto agree that such dispute will be adjudicated only in the Delaware Court of Chancery.

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19.    The Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and upon any corporation or other entity with which any party hereto may merge or consolidate.

20.    The Exhibits to the Stipulation are incorporated in and constitute an integral part of the Stipulation.

21.    The Stipulation, together with any Exhibits, shall be deemed to have been mutually prepared by the settling parties and shall not be construed against any of them by reason of authorship.

22.    The parties and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and the Settlement, and to use their best efforts to effect, as promptly as practicable, the consummation of this Stipulation and the Settlement provided for hereunder (including any amendments thereto) and the dismissal of the Action, including the Amended Complaint filed in the Action, with prejudice and without costs to any party (except as provided herein).

23.    This Stipulation may be executed by facsimile or electronic signature in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.

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TAYLOR & MCNEW, LLP

/s/
R. Bruce McNew (#967)
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200
Attorney for Plaintiffs

MORRIS NICHOLS ARSHT & TUNNELL, LLP

/s/
OF COUNSEL:	Jon E. Abramczyk (#2432)
John P. DiTomo (#4850)
Michael D. Torpey	1201 North Market Street
James N. Kramer	P.O. Box 1347
Erin L. Bansal	Wilmington, DE 19899-1347
Orrick, Herrington & Sutcliffe LLP	(302) 658-9200
The Orrick Building	Attorneys for Defendants
405 Howard Street
San Francisco, CA 94105-2669
(415) 773-5900

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Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, and John H. Norberg, Jr., Individually, derivatively and on behalf of a Class of similarly situated stockholders,

Plaintiffs,

v.

Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E. Bowles, Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,

Defendants,

v.

Crowley Maritime Corporation,

Nominal Derivative Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 888-N

SCHEDULING ORDER FOR APPROVAL OF
SETTLEMENT OF CLASS AND DERIVATIVE ACTION

The parties to the above-captioned consolidated action (collectively, the “Action”), having applied for an Order approving the proposed settlement of the Action and determining certain matters in connection with the proposed settlement of the Action (the “Settlement”) and for dismissal of the Action, in accordance with the terms and conditions of the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties, dated March___, 2007 (the “Stipulation”);

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NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,

IT IS HEREBY ORDERED this ____ day of March, 2007 that:

For purposes of settlement only, pursuant to Chancery Court Rules 23(a), 23(b)(1), (b)(2), and 23.1, the Action, pending the Settlement Hearing (defined below), shall be provisionally maintained as a class and derivative action on behalf of: (i) the Crowley Maritime Corporation (the “Company”) and its stockholders; and (ii) a class consisting of all record holders and beneficial owners of shares of the common stock of the Company on any day during the period from December 23, 2003 to and including the effective date of the consummation of the Merger, as that term is defined in the Stipulation (other than defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Act of 1934)), including the legal representatives, heirs, successors-in-interest, transferees or assigns of all such foregoing holders, immediate and remote (the “Class”). The named plaintiffs in the actions consolidated in C.A. No. 888-N are provisionally designated as the class and derivative representatives (the “Plaintiffs”) and their counsel as class and derivative counsel.

A hearing (the “Settlement Hearing”) shall be held on April ____, 2007, at _______ _.m., in the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to determine whether:

(a).    pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders;

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(b).    pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be finally certified as a class action on behalf of the Class;

(c).    the Plaintiffs have adequately represented the Class, the Company and its stockholders and should be finally designated as Class and Derivative representative with Plaintiffs’ counsel finally designated Class and Derivative representative counsel;

(d).    the Stipulation and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, adequate and in the best interests of the Company and the Class;

(e).    the Court should approve a final judgment dismissing the Action as to all defendants named therein and their affiliates and with prejudice as against Plaintiffs, all members of the Class, the Company and derivatively as against all present, past and future stockholders of the Company (the “Final Order and Judgment”);

(f).    to hear and determine any objections to the Settlement;

(g).    the Court should award attorneys’ fees and expenses to Plaintiffs’ attorneys pursuant to the application described below; and

(h).    to hear such other matters as the Court may deem necessary and appropriate.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and reimbursement of expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

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The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

Within ten (10) business days after the date of this Order, the Company shall cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the “Notice”) to be mailed by United States mail, postage pre-paid, to all record holders and beneficial owners of common stock of the Company at any time from December 23, 2003 to the present at their last known address appearing in the stock transfer records maintained by or on behalf of the Company. All record holders in the Class who are not also the beneficial owners of the shares of the Company’s common stock held by them of record are requested to forward the Notice to such beneficial owners of those shares. The Company shall use reasonable efforts to give notice to such beneficial owners by: (a) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests additional copies for distribution to beneficial owners; or (b) mailing additional copies of the Notice to beneficial owners whose names and addresses the Company receives from record owners.

The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice. Counsel for the Company shall, at least ten (10) days before the Settlement Hearing, file an appropriate affidavit with respect to preparing and mailing the Notice.

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Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or the application for attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs’ Counsel and counsel for the defendants in the Action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; (c) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served upon the following counsel:

R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200

Jon E. Abramczyk
John P. DiTomo
MORRIS, NICHOLS, ARSHT & TUNNELL, LLP
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Plaintiffs’ Counsel, any award of attorneys’ fees or reimbursement of expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in paragraph 7. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

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If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement and Stipulation (including any modification thereof made with the consent of the parties as provided in the Stipulation), any Class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect except for the Company’s obligations to pay for any expense incurred in connection with the Notice and administration provided for by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.

All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation should be approved, Plaintiffs, and all members of the Class are barred and enjoined from commencing or prosecuting any action asserting any claims that are, or relate in any way to, the Settled Claims as defined in the Stipulation.

Neither the Stipulation or any provision contained in the Stipulation, nor any negotiations, statements or proceedings in connection therewith, shall be construed as, or deemed to be evidence of, an admission or concession on the part of any of the Plaintiffs, defendants, any Class Member, the Company, or any other person of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding, or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of an admission or concession that Plaintiffs, any member of the Class, Company, or any other person, has or has not suffered any damage.

Vice Chancellor

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Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, and John H. Norberg, Jr., Individually, derivatively and on behalf of a Class of similarly situated stockholders,

Plaintiffs,

v.

Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E. Bowles, Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,

Defendants,

v.

Crowley Maritime Corporation,

Nominal Derivative Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 888-N

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
TEMPORARY AND PROPOSED CLASS ACTION DETERMINATION,
PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:
ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CROWLEY MARITIME CORPORATION (THE “COMPANY”) AT ANY TIME DURING THE PERIOD FROM DECEMBER 23, 2003 TO AND INCLUDING THE EFFECTIVE DATE OF THE CONSUMMATION OF THE MERGER AS DEFINED IN THE STIPULATION, OR THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST, TRANSFEREES OR ASSIGNS, IMMEDIATE OR REMOTE.

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PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).

IF YOU HELD CROWLEY MARITIME CORPORATION COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO THE BENEFICIAL OWNER.

I.  PURPOSE OF THIS NOTICE

The purpose of this Notice is to notify you, pursuant to Rules 23 and 23.1 of the Court of Chancery of the State of Delaware in and for New Castle County (the “Court”), and Order of the Court dated March ____, 2007 of: (i) the Court’s determination to provisionally certify the above-captioned action as a class and derivative action pursuant to Court of Chancery Rules 23(b)(1), 23(b)(2) with no opt-out rights and 23.1; (ii) the proposed settlement of the Action (the “Settlement”) as provided for in the Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) dated March ____, 2007 entered into by the parties to the Action; and (iii) of your right to participate in a hearing to be held on April __, 2007, at ____ __.m., in the Delaware Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the “Settlement Hearing”) to determine, among other things, whether: (i) pursuant to Chancery Court Rule 23.1, the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be maintained as a class action on behalf of a class, consisting of all owners of the Company’s common stock as of December 23, 2003 to and including the effective date of the consummation of the Merger as defined in the Stipulation (other than defendants and their "affiliates" and "associates" (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Act of 1934)), including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders, immediate and remote (the “Class”); and (iii) to consider other matters, including a request by Plaintiffs’ counsel for attorneys’ fees and reimbursement of expenses.

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This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice on the merits in accordance with the terms of the Stipulation.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT OF CHANCERY. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.  BACKGROUND OF THE ACTION

On November 30, 2004, Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, (the “Initial Plaintiffs”) filed a complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the “Complaint”), which was styled to include both a derivative claim, putatively brought on behalf of the Crowley Maritime Corporation (the “Company”) and class claims, putatively brought on behalf of the Initial Plaintiffs and all other holders of the Company’s common stock (other than defendants and any of their affiliates). Among other things, the Complaint alleged that the directors breached their fiduciary duties by putting in place a “policy” to ensure that the Crowley family maintained control of the Company, including by entering into split-dollar life insurance agreements (the “Split-Dollar Agreements”). The Complaint alleged that by entering into and authorizing the Company to make payments under the Split-Dollar Agreements, the directors breached their fiduciary duties and injured the stockholders of the Company. The Initial Plaintiffs asked the Court to certify a class, grant declaratory relief, and order the disgorgement of profits and damages in an amount equal to the premiums, cost and expenses paid with respect to the Split-Dollar Agreements.

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On February 25, 2005, the defendants moved to dismiss the Complaint. The Court heard oral argument on the motion on August 3, 2005, and, pursuant to the Court’s direction at the conclusion of the argument, on October 24, 2005, defendants filed a supplemental brief.

In response, on December 27, 2005, Initial Plaintiffs, in lieu of filing a responsive supplemental brief, sought leave to amend their complaint and to add another plaintiff to address the issues raised by the motion to dismiss.

On October 19, 2006, the Court granted Initial Plaintiffs leave to amend the Complaint and add another plaintiff. On October 24, 2006, the Initial Plaintiffs filed an amended complaint (the “Amended Complaint”), which added Norberg as a plaintiff, and made new allegations (together with all named Initial Plaintiffs the “Plaintiffs”).

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On November 7, 2006, the defendants moved to dismiss the Amended Complaint. On November 27, 2006, the parties entered into a briefing schedule on defendants’ motion to dismiss the Amended Complaint, with argument to be heard on February 22, 2007.

In December 2006, counsel for the defendants and counsel for the Plaintiffs engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Amended Complaint. The parties discussed settling those claims by providing Plaintiffs an opportunity to sell their shares for cash to liquidate their minority position in the Company. After numerous discussions, Plaintiffs agreed to consider a tender offer for their shares, but insisted that their valuation of the Company indicated that the price to be offered would have to substantially exceed the bid price for the shares (which at the time was approximately $1800.00 per share). Following extended negotiations between counsel for the parties, Plaintiffs indicated that they would favorably consider an offer of $2,990.00 per share for their stock in the context of a tender offer for all shares, conditioned on at least 95% of the shares being tendered and a majority of the unaffiliated shares being tendered.

III.  THE SETTLEMENT

The principal terms, conditions and other matters that are part of the proposed Settlement, which is subject to the Court’s approval, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. Among other things, the Stipulation provides that, in exchange of a release of all claims arising out of the Complaint:

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Crowley Newco Corporation (the “Purchaser”), a corporation formed by Thomas B. Crowley, Jr. will make a cash tender offer to acquire all of the outstanding public shares of common stock of the Company, including all shares held by Plaintiffs and the members of the putative class (the “Public Shares”), for $2990.00 per share in cash (the “Offer”). The Offer will include conditions requiring that there be validly delivered and not withdrawn prior to the expiration date of the Offer a number of shares of common stock of the Company that constitute: (a) a majority of the Public Shares (the “Majority of the Minority Condition”); and (b) together with the shares beneficially owned by the Purchaser, at least 95% of the total number of shares outstanding on the expiration date of the Offer (the “Minimum Condition”). The Offer will also include conditions that this Court shall have approved the settlement of this litigation and entered its final order (and the time for any appeal shall have expired) prior to the closing of the Offer, that there be no material adverse change in the business or assets of the Company prior to the closing of the Offer, that there be no pending governmental or legal action challenging or delaying the consummation of the Offer or the Merger (as defined below), and that the Crowley Board of Directors shall not have determined to oppose the Offer or Merger. Plaintiffs hereby agree to tender all of their shares they own or control and will not oppose the Offer or Merger, withdraw such shares, transfer or dispose of such shares or exercise appraisal rights in the Merger. Under the terms of the Offer, the Purchaser may waive certain conditions.

Immediately following expiration of the Offer and at the same time as it accepts for payment and purchases the tendered Public Shares, the Purchaser will complete the acquisition of all of the shares beneficially owned or held by Thomas B. Crowley, Jr., Christine S. Crowley and Molly M. Crowley (other than 278 shares held by the Crowley Foundation) as well as those shares held by the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan, then will merge with and into the Company, with the Company continuing as the surviving Company following the merger (the “Merger”). The Purchaser will complete the Merger at the same price to be paid in the Offer ($2990.00 per share), following consummation of the Offer according to its terms.

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IV.  REASONS FOR THE SETTLEMENT

I.    Plaintiffs, through their counsel, have completed a thorough investigation of the claims and allegations asserted in the Amended Complaint, as well as the underlying events and transactions relevant to the stockholder litigation. In evaluating the settlement provided for herein, Plaintiffs and their counsel considered, among other things, (a) the benefit to the Plaintiffs and the Class provided by the Settlement, particularly the opportunity to liquidate their minority position for cash at a substantial premium to the bid price of the shares; (b) the attendant risks of continued litigation and the uncertainty of the outcome of the litigation; (c) the probability of recovery and nature of a judgment thereon; and (d) the conclusion reached by the Plaintiffs and their counsel after investigation and consideration sufficient to inform themselves of the merits of the Settlement, that the terms of the Settlement are fair and reasonable and in the best interest of the plaintiffs and the class.

Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Action, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, deny that they acted improperly in any way and deny liability of any kind to Plaintiffs or the Class, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to: (a) avoid the substantial expense, inconvenience and distraction of continued litigation; (b) dispose of potentially burdensome and protracted litigation; and (c) finally put to rest and terminate the claims asserted in the Action.

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V.  CLASS AND DERIVATIVE ACTION DETERMINATION

On March ____, 2007, the Court entered an Order (the “Scheduling Order”) determining preliminarily and solely for purposes of Settlement, that: (i) pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be maintained as a class action on behalf of the Class; and (iii) Plaintiffs may serve as Class and Derivative representative with Plaintiffs’ counsel serving as Class and Derivative representative counsel. The Court will consider these issues further at the Settlement Hearing.

Inquiries or comments about the Settlement may be directed to the attention of Class and Derivative counsel as follows:

R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200

VI.  SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing which will be held in the New Castle Courthouse, 500 North King Street, Wilmington, Delaware 19801, on April ____, 2007, at ______ _.m., to determine whether: (a) pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, is properly instituted as a derivative action on behalf of the Company and its stockholders; (b) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights the Action, with respect to Count II thereof, may be finally certified as a class action on behalf of the Class; (c) the Plaintiffs have adequately represented the Class, the Company and its stockholders and should be finally designated as Class and Derivative representative with Plaintiffs’ counsel finally designated Class and Derivative representative counsel; (d) the Stipulation and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, adequate and in the best interests of the Company and the Class; (e) the Court should approve a final judgment dismissing the Action as to all defendants named therein and their affiliates and with prejudice as against Plaintiffs, all members of the Class, and derivatively as against all present, past and future stockholders of the Company (the “Final Order and Judgment”); (f) to hear and determine any objections to the Settlement; (g) the Court should award attorneys’ fees and expenses to Plaintiffs’ attorneys pursuant to the application described below; and (h) to hear such other matters as the Court may deem necessary and appropriate.

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The Court has reserved the right to adjourn the Settlement Hearing from time to time by oral announcement at such hearing or at any adjournment thereof, without further notice of any kind. The Court has also reserved the right to approve the Settlement with such modifications as may be consented to by the parties to the Stipulation without further notice, to enter an Order and Final Judgment, and to order the payment of attorneys’ fees and expenses without further notice of any kind.

VII.  RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to: (a) the Settlement, (b) the class and derivative Action determinations, (c) the dismissal, (d) the judgments to be entered with respect thereto, and/or (e) Plaintiffs’ counsel’s request for fees and reimbursement of costs and expenses in the Action, or (f) who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant to do so, however, such person must not later than ten (10) calendar days prior to the Settlement Hearing, (unless the Court in its discretion shall thereafter otherwise direct for good cause shown) file with the Register in Chancery: (i) a written notice of intention to appear, (ii) a statement of such person’s objections to any matters before the Court, and (iii) the grounds thereof or the reasons for such person’s desiring to appear and be heard, as well as documents or writings such person desires the Court to consider. Also, on or before the date of filing such papers, such person must serve them upon the following counsel of record:

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R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200

Jon E. Abramczyk
John P. DiTomo
MORRIS, NICHOLS, ARSHT & TUNNELL, LLP
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899

Any Class member who does not object to the Settlement or the request by Plaintiffs’ counsel for an award of attorneys’ fees or expenses need not do anything with respect to the Settlement Hearing.

Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the Class Action determination, the judgments to be entered in the Action, or the award of attorneys’ fees and expenses to Plaintiffs’ counsel, or otherwise to be heard, except by serving and filing written objections as described above.

Any person who fails to object in the manner prescribed above will be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.

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VIII.  INTERIM INJUNCTION

Pending final determination of whether the Settlement provided for in the Stipulation should be approved, Plaintiffs, all members of the Class, or any of them, and all stockholders derivatively on behalf of the Company are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any defendants or Defendants’ Affiliates (as defined in the Stipulation) or challenging the Settlement (other than in this Action in accordance with the procedures established by the Court).

IX.  ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders, the parties will ask the Court to enter an Order and Final Judgment, which will, among other things: (a) approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders pursuant to Court of Chancery Rules 23(e) and 23.1; (b) make final the Court’s determination that: (i) pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, is properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), the Action, with respect to Count II thereof, a class action is finally certified on behalf of the Class; and (iii) Plaintiffs are designated Class and Derivative representatives with Plaintiffs’ counsel as Class and Derivative counsel; (c) authorize and direct the performance of the Settlement in accordance with its terms and conditions; (d) dismiss the Action with prejudice in accordance with the terms of the Stipulation, and release defendants, and Defendants’ Affiliates, from the Settled Claims as defined in the Stipulation; and (e) award attorneys’ fees and expenses to Plaintiffs’ counsel in accordance with the terms of the Stipulation.

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X.  RELEASE
The Stipulation provides that, if the Court approves the Settlement and in consideration of the benefits provided by the Settlement, all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the Plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice.

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XI.  APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

If the Court approves the Settlement, Plaintiffs’ counsel intends to apply to the Court for an award of attorneys’ fees and expenses. The Company has agreed to pay only the fees and expenses as the Court directs. None of the defendants have agreed to be liable for any expenses, costs, damages or fees of Plaintiffs or any member of the Class relating to the Action incurred by any Plaintiff, or any member of the Class, the Company, or by any attorney, expert, adviser, agent or representative of any of the foregoing persons.

XII.  NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the Company’s common stock between December 23, 2003 to the present for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. The Company will reimburse the record holders for the cost of forwarding this Notice to the beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to the Company’s mailing agent at the following address: [insert name and address here]. In the alternative, record holders may forward the names and addresses of the Class members to the Company’s mailing agent at the foregoing address who will cause the Notice to be sent.

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XIII.  SCOPE OF THIS NOTICE
This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court files in the Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Do not call the Court.

Dated: March ___, 2007

BY ORDER OF THE COURT:

/s/ Edward G. Pollard, Jr.
Register in Chancery

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Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, and John H. Norberg, Jr., Individually, derivatively and on behalf of a Class of similarly situated stockholders,

Plaintiffs,

v.

Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E. Bowles, Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,

Defendants,

v.

Crowley Maritime Corporation,

Nominal Derivative Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 888-N

ORDER AND FINAL JUDGMENT

The Stipulation and Agreement of Compromise, Settlement and Release, dated March ___, 2007 (the “Stipulation”), of the above-captioned consolidated action (the “Action”), having been presented at the Settlement Hearing on April __, 2007, pursuant to the Scheduling Order for Approval of Settlement of Class and Derivative Action entered herein on March __, 2007 (the “Scheduling Order”), which Stipulation was joined and consented to by all parties to the Action and which (along with the defined terms therein) is incorporated herein by reference; and the Court having determined that notice of said hearing was given in accordance with the Scheduling Order to the members of the Class as certified by the Court in the Scheduling Order and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the settlement of the Action, and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the Notice (as defined below); and the entire matter of the Settlement having been considered by the Court;

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IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ________ day of ________, 2007, as follows:

The Notice of Pendency of Class and Derivative action, Temporary and Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing and Right to Appear (the “Notice”) has been given to the Class (as defined hereinafter), pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice was filed with the Court by counsel for defendants and full opportunity to be heard has been offered to all parties, the Class and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Due Process and Delaware Court of Chancery Rules 23 and 23.1.

Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the members of the Class to participate in the Settlement Hearing, or object to the Settlement, it is hereby determined that all members of the Class are bound by the Final Order and Judgment entered herein.

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Based on the record of the Action and pursuant to Court of Chancery Rule 23.1, the Court finds that (a) the Action with respect to Count I was properly instituted as a derivative action on behalf of the Company and its shareholders; and (b) at all times, the named Plaintiffs and their counsel have adequately represented the interests of the Company and its shareholders with respect to Count I of the Action and claims asserted therein.

Based on the record of the Action, each of the provisions of Chancery Court Rule 23(a) has been satisfied with respect to Count II of the Complaint and the Action with respect to such Count has been properly maintained as a class action pursuant to Chancery Court Rules 23(b)(1) and (b)(2). Specifically, this Court finds that (a) the Class is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Class; (c) the claims of the representative plaintiff are typical of the claims of the Class; and (d) the representative plaintiff has fairly and adequately protected the interests of the Class. Therefore, the Action is finally certified, as a class action, pursuant to Chancery Court Rules 23(a), (b)(1) and (b)(2), with no opt-out rights, on behalf of a class (the “Class”) composed of all owners of the Company’s common stock as of December 23, 2003 to and including the effective date of the consummation of the Merger as defined in the Stipulation, (other than defendants and their "affiliates" and "associates" (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934)), including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders, immediate and remote.

Plaintiffs are hereby finally certified as Class and Derivative representatives with their respective counsel finally certified as Class and Derivative counsel.

The Settlement is found to be fair, reasonable and adequate and in the best interests of the Company, its shareholders and the Class, and it is hereby approved. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Action.

3

The Amended Complaint in the Action is dismissed in its entirety with prejudice on the merits, with each party to bear its own costs (except, with respect to costs, as otherwise provided in the Stipulation).

All claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice (the “Settled Claims”). Dismissal of the Settled Claims with prejudice and on the merits shall become effective immediately upon the entry of this Order and Final Judgment and without any further action by the Court.

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The release set forth herein extends to claims that plaintiffs, on behalf of the Class and the Company, do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release. Each of the named plaintiffs and each member of the Class and the company shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person's release of unknown claims. Plaintiffs, on behalf of the Class, acknowledge that members of the Class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the Class, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.

The Class’s rights, to the extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the release set forth above, are terminated. The law of the State of Delaware, is applicable to the Settlement or the Settled Claims.

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Plaintiffs’ attorneys are hereby awarded fees and expenses in the amount of _____________ in connection with the Action, which fees and expenses the Court finds to be fair and reasonable and which shall be paid to plaintiffs’ attorneys in accordance with the terms of the Stipulation.

Nothing in this Final Order and Judgment shall be construed as a presumption, concession or admission by any of the parties to the Stipulation or the Action of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in any action or proceeding, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of the Stipulation or of this Order and Final Judgment.

Vice Chancellor

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Exhibit B

Certificate of Incorporation of Crowley Newco Corporation

[See attached]

CERTIFICATE OF INCORPORATION OF
CROWLEY NEWCO CORPORATION

I.

The name of the corporation is CROWLEY NEWCO CORPORATION.

II.

The address of the registered office of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

A.    The total number of shares of stock which the corporation shall have the authority to issue is 200,000, of which 100,000 shares shall be designated Common Stock, $.01 par value per share (the “Common Stock”) and 100,000 shares shall be designated as Class N Common Shares, $.01 par value per share (the “Class N Common Shares”).

B.    The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Class N Common Shares are as follows:

1.  Dividends.

The holders of the Common Stock and the Class N Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors, out of any funds of the corporation at the time legally available for the declaration of dividends. With respect to the declaration and payment of dividends the Common Stock and the Class N Common Shares shall be treated equally, on a share for share basis, and dividends shall be declared and paid on the Common Stock and the Class N Common Shares without preference or distinction as between or among the Common Stock and the Class N Common Shares.

2.  Voting Rights.

The holders of the Common Stock shall have and possess the sole and exclusive right to notice of stockholders’ meetings (except as required by law) and the sole and exclusive voting rights and powers. The Class N Common Shares shall have no voting rights whatsoever, except that the corporation may not, without the consent of the holders of at least a majority of the Class N Common Shares outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Class N Common Shares shall vote as a class, alter or change the powers, preferences, privileges or rights given to the holders of the Class N Common Shares so as to affect such class of stock adversely. The Class N Common Shares (if required by law) shall also be entitled to notice of the time, place, and purpose of any meeting called to approve any merger or consolidation of the corporation, but shall have no voting rights in connection with such merger or consolidation of the corporation unless the Class N Common Shares would be adversely affected thereby.

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3.  Liquidation.

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of the Common Stock and the Class N Common Shares shall be entitled to receive ratably, on a share for share basis without preference or distinction as between or among the Common Stock and the Class N Common Shares, all the remaining assets of the corporation.

V.

A.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.

B.    In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend or repeal the By-laws of the corporation. Any By-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the stockholders of the corporation entitled to vote.

C.    The number of directors constituting the whole Board of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than one (1) nor greater than ten (10).

D.    No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for (1) any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware, (2) any breach of the director’s duty of loyalty to the corporation or its stockholders, (3) intentional acts or omissions not in good faith or which involved misconduct or a knowing violation of law, or (4) any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Paragraph D of Article V, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Paragraph D of Article V, shall eliminate or reduce the effect of this Paragraph D of Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Paragraph D of Article VI, would accrue or arise, prior to such amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

E.    Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

2

1.    If a claim under this Article V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware.

2.    If the General Corporation Law of the State of Delaware is hereafter amended to permit the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

F.     Any repeal or modification of the foregoing provisions of this Article V, including without limitation any contractual rights arising under or authorized by it, by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

VI.

Election of directors need not be by written ballot, unless the By-laws of the corporation shall so provide.

VII.

The corporation reserves the right to mend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the immediately preceding sentence, in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Paragraphs D, E or F of Article V.

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VIII.

The name and mailing address of the incorporator are as follows:

Wayne Walker-Wilson, Jr.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105

Executed on February 21, 2007.

/s/ Wayne Walker-Wilson, Jr.
Name: Wayne Walker-Wilson, Jr.

4

Exhibit C

By-laws of Crowley Newco Corporation

[See attached]

BY-LAWS

of

CROWLEY NEWCO CORPORATION

(Effective February 21, 2007)

ARTICLE I

Offices

Section 1.    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.    Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.    Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    An annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board of Directors. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders. Except as otherwise provided by the certificate of incorporation, as amended from time to time (the “certificate of incorporation”), at the annual meeting of stockholders the holders of Common Stock shall elect by a plurality vote a board of directors. Such other business shall be transacted at the annual meeting of stockholders as shall properly come before it.

Section 3.    Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting and to non-voting stockholders as required by law.

Section 4.    Special meetings of the stockholders entitled to vote, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning not less than one-tenth (1/10) in voting power of the Common Stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of stockholders may be called under other circumstances as provided in the certificate of incorporation.

Section 5.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting and to non-voting stockholders as required by law.

Section 6.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to notice of the stockholders’ meeting. The list must be arranged by voting group and within each voting group arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. All elections of directors shall be determined by a plurality of the votes cast.

Section 10.    Unless otherwise provided in the certificate of incorporation, each holder of Common Stock shall at every meeting of the stockholders be entitled to one (1) vote for each share of Common Stock held by such stockholder.

Section 11.    Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the corporation in accordance with Section 228(a) of the General Corporation Law of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12.    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

ARTICLE III

Directors

Section 1.    Upon the adoption of these by-laws, the number of directors constituting the entire board of directors shall be one (1). Thereafter, except as otherwise provided in the certificate of incorporation, the number of directors constituting the whole board may be changed by the board of directors, but shall not be less than one (1) nor greater than ten (10). Except as otherwise provided in the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2.    Except as provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless he sooner resigns or is removed. If there are not directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.    The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 4.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.    The annual meeting of the board of directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the chairman of such meeting. No notice of an annual meeting of the board of directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

Section 6.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 7.    Special meetings of the board may be called by the Chairman of the Board on not less than two (2) days’ notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors.

Section 8.    At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.    Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.      Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

Section 11.      The board of directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12.      Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

Section 13.      Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 1.    Whenever, under the provisions of applicable law, the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall be given by personal delivery, mail, facsimile or telegraphic communication addressed to such director or stockholder, at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be delivered personally, deposited in the United States mail or transmitted as appropriate. Notice to directors may also be made by telephone, electronic mail or other electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the General Corporation Law of Delaware.

Section 2.    Notice of a meeting need not be given to any director or stockholder who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director or stockholder.

ARTICLE V

Officers

Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The board of directors may also choose one (1) or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2.    The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.    The compensation of all officers of the corporation shall be fixed in a manner authorized by the board of directors.

Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.    The Chairman of the Board, the President, any Vice-President, the Treasurer or Assistant Treasurer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the board of directors or the Chairman of the Board or the President or a Vice-President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Chairman of the Board

The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors and shall have general supervision over the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors and prescribed by these by-laws.

Section 8.    The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the Chairman of the Board to some other officer or agent of the corporation.

The President

Section 9.    The President shall be the chief operating officer of the corporation, shall in the absence of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or the Chairman of the Board, or prescribed by these by-laws.

The Vice-Presidents

Section 10.      The Vice-Presidents shall perform such duties and have such powers as the board of directors, the Chairman of the Board, or the President from time to time prescribe.

The Secretary and Assistant Secretary

Section 11.      The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and, except as otherwise provided in these by-laws, special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, Chairman of the Board or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may given general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 12.      The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or is the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, Chairman of the Board or President may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 13.      The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 14.      He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 15.      The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors, Chairman of the Board, or President may from time to time prescribe.

ARTICLE VI

Certificate of Stock

Section 1.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, representing the number of shares owned by him in the corporation.

Section 2.    Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3.    The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Transfers of Stock

Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Fixing Record Date

Section 5.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be a the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 7.    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Registered Stockholders

Section 8.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

General Provisions

Dividends

Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders entitled to vote thereat, a full and clear statement of the business and condition of the corporation.

Checks

Section 4.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 5.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

Section 6.    The corporate seal shall have inscribed thereon the name of the corporation, the date of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

Section 1.    The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by applicable law.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, any provision of the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary, advisor or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 2.    The corporation may indemnify any other person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was an employee or agent of the corporation or of a subsidiary of the corporation or is or was serving at the request of the corporation or of a subsidiary of the corporation as an employee, trustee, fiduciary, advisor or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by applicable law.

Section 3.    Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 1 of this Article or for which indemnification is permitted pursuant to Section 2 of this Article following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VIII.

ARTICLE IX

Amendments

Section 1.    These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders entitled to vote or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

Exhibit D

Letter from Independent Fiduciary to Crowley Maritime

[See attached]

[Letterhead of Consulting Fiduciaries, Inc.]

March 16, 2007

Strictly Confidential

Crowley Maritime Corporation
9487 Regency Square Boulevard
Jacksonville, FL 32225

Ladies and Gentleman,

The undersigned Consulting Fiduciaries, Inc., in its capacity as Independent Fiduciary of The Crowley Maritime Corporation Employee Stock Ownership Plan, The Crowley Maritime Corporation Stock Savings Plan and The Crowley Maritime Corporation Retirement Stock Plan (collectively, the "Plans"), hereby confirms to you that:

1.
As of the date of its letter of direction to the administrative committee of each Plan, true and correct copies of which are attached hereto as Exhibits A, B and C, respectively, Consulting Fiduciaries, Inc. has concluded that each Plan’s becoming a party to the Contribution Agreement, dated as of the date hereof, by and among Crowley Newco Corporation and the Plans, is in the best interest of each Plan’s participants; and

2.
In reaching its decision to execute and provide such letters to the Plans, Consulting Fiduciaries, Inc. has satisfied its prudence and other fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Sincerely,

CONSULTING FIDUCIARIES, INC.

By:	/s/ David L. Heald
Name: David L. Heald
Title: Principal

[Consulting Fiduciaries, Inc. Letterhead]

March 16, 2007

Retirement Committee of the
Crowley Maritime Corporation Retirement Stock Plan
Arthur F. Mead, Esq.
Senior Vice President & General Counsel
Crowley Maritime Corporation
9487 Regency Square Boulevard
Jacksonville, FL 32225

Dear Mr. Mead:

Pursuant to the authority granted Consulting Fiduciaries, Inc. (“CFI”) under the December 27, 2006 Agreement between Crowley Maritime Corporation (“Company”) and the Retirement Committee for the Crowley Maritime Corporation Employee Stock Ownership Plan (the “Plan”) CFI was appointed as an Independent Fiduciary to, in part, review and evaluate a proposal for the Plan to enter into a “Contribution Agreement” (“Agreement”). The purpose of the Agreement is to facilitate a Settlement Agreement with various shareholders of the Company, as part of an overall process to restructure the ownership of the Company and to return to its status as a private company.

CFI has received, reviewed and analyzed the Agreement dated as of 3/16/07.

CFI has also received and reviewed a fairness opinion from Houlihan Lokey Howard & Zukin, Financial Advisors, Inc. (“HLHZ” and the “HLHZ Opinion”). The HLHZ opinion describes a transaction in which:

(a) all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) owned by the Plan and two other Company retirement plans (collectively, the “Plans”) will be contributed (the “Plan Contributions,” as more fully described in the Agreement) to Crowley Newco Corporation, a Delaware corporation (“Crowley Newco”) in exchange (by each Plan) for an equivalent number of shares of Crowley Newco common stock, par value $0.01 (“Crowley Newco Common Stock”)(with the Plan Contributions taking place when Crowley Newco accepts for payment shares of Common Stock properly tendered and not withdrawn pursuant to a tender offer commenced by the Company (the “Offer”) to purchase all of the issued Common Stock for $2,990 in cash per share); and

Date

(b) the exchange by each of the Plans of the shares of Crowley Newco Common Stock so received by the Plan for shares of Common Stock pursuant to a merger of Crowley Newco into the Company following the consummation of the Offer.

CFI has concluded that, as of the date hereof, (1) the Transaction is fair to the Plan from a financial point of view, and (2) the Transaction is prudent and in the best interests of the participants and beneficiaries of the Plan.

Therefore, subject to no material change in the Agreement or the Settlement contemplated thereby, you are hereby authorized and directed to execute the Agreement and any related documents by which the Agreement is to be effectuated.

CONSULTING FIDUCIARIES, INC. as
Independent Fiduciary of the Crowley Maritime Corporation Employee Stock Ownership Plan

By:	/s/ David L. Heald
Name: David L. Heald
Title: Principal

[Consulting Fiduciaries, Inc. Letterhead]

March 16, 2007

Retirement Committee of the
Crowley Maritime Corporation Employee Stock Ownership Plan
Arthur F. Mead, Esq.
Senior Vice President & General Counsel
Crowley Maritime Corporation
9487 Regency Square Boulevard
Jacksonville, FL 32225

Dear Mr. Mead:

Pursuant to the authority granted Consulting Fiduciaries, Inc. (“CFI”) under the December 27, 2006 Agreement between Crowley Maritime Corporation (“Company”) and the Retirement Committee for the Crowley Maritime Corporation Employee Stock Ownership Plan (the “Plan”) CFI was appointed as an Independent Fiduciary to, in part, review and evaluate a proposal for the Plan to enter into a “Contribution Agreement” (“Agreement”). The purpose of the Agreement is to facilitate a Settlement Agreement with various shareholders of the Company, as part of an overall process to restructure the ownership of the Company and to return to its status as a private company.

CFI has received, reviewed and analyzed the Agreement dated as of 3/16/07.

CFI has also received and reviewed a fairness opinion from Houlihan Lokey Howard & Zukin, Financial Advisors, Inc. (“HLHZ” and the “HLHZ Opinion”). The HLHZ opinion describes a transaction in which:

(a) all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) owned by the Plan and two other Company retirement plans (collectively, the “Plans”) will be contributed (the “Plan Contributions,” as more fully described in the Agreement) to Crowley Newco Corporation, a Delaware corporation (“Crowley Newco”) in exchange (by each Plan) for an equivalent number of shares of Crowley Newco common stock, par value $0.01 (“Crowley Newco Common Stock”)(with the Plan Contributions taking place when Crowley Newco accepts for payment shares of Common Stock properly tendered and not withdrawn pursuant to a tender offer commenced by the Company (the “Offer”) to purchase all of the issued Common Stock for $2,990 in cash per share); and

Date

(b) the exchange by each of the Plans of the shares of Crowley Newco Common Stock so received by the Plan for shares of Common Stock pursuant to a merger of Crowley Newco into the Company following the consummation of the Offer.

CFI has concluded that, as of the date hereof, (1) the Transaction is fair to the Plan from a financial point of view, and (2) the Transaction is prudent and in the best interests of the participants and beneficiaries of the Plan.

Therefore, subject to no material change in the Agreement or the Settlement contemplated thereby, you are hereby authorized and directed to execute the Agreement and any related documents by which the Agreement is to be effectuated.

CONSULTING FIDUCIARIES, INC. as
Independent Fiduciary of the Crowley Maritime Corporation Employee Stock Ownership Plan

By:	/s/ David L. Heald
Name: David L. Heald
Title: Principal

[Consulting Fiduciaries, Inc. Letterhead]

March 16, 2007

Retirement Committee of the
Crowley Maritime Corporation Stock Savings Plan
Arthur F. Mead, Esq.
Senior Vice President & General Counsel
Crowley Maritime Corporation
9487 Regency Square Boulevard
Jacksonville, FL 32225

Dear Mr. Mead:

Pursuant to the authority granted Consulting Fiduciaries, Inc. (“CFI”) under the December 27, 2006 Agreement between Crowley Maritime Corporation (“Company”) and the Retirement Committee for the Crowley Maritime Corporation Employee Stock Ownership Plan (the “Plan”) CFI was appointed as an Independent Fiduciary to, in part, review and evaluate a proposal for the Plan to enter into a “Contribution Agreement” (“Agreement”). The purpose of the Agreement is to facilitate a Settlement Agreement with various shareholders of the Company, as part of an overall process to restructure the ownership of the Company and to return to its status as a private company.

CFI has received, reviewed and analyzed the Agreement dated as of 3/16/07.

CFI has also received and reviewed a fairness opinion from Houlihan Lokey Howard & Zukin, Financial Advisors, Inc. (“HLHZ” and the “HLHZ Opinion”). The HLHZ opinion describes a transaction in which:

(a) all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) owned by the Plan and two other Company retirement plans (collectively, the “Plans”) will be contributed (the “Plan Contributions,” as more fully described in the Agreement) to Crowley Newco Corporation, a Delaware corporation (“Crowley Newco”) in exchange (by each Plan) for an equivalent number of shares of Crowley Newco common stock, par value $0.01 (“Crowley Newco Common Stock”)(with the Plan Contributions taking place when Crowley Newco accepts for payment shares of Common Stock properly tendered and not withdrawn pursuant to a tender offer commenced by the Company (the “Offer”) to purchase all of the issued Common Stock for $2,990 in cash per share); and

Date

(b) the exchange by each of the Plans of the shares of Crowley Newco Common Stock so received by the Plan for shares of Common Stock pursuant to a merger of Crowley Newco into the Company following the consummation of the Offer.

CFI has concluded that, as of the date hereof, (1) the Transaction is fair to the Plan from a financial point of view, and (2) the Transaction is prudent and in the best interests of the participants and beneficiaries of the Plan.

Therefore, subject to no material change in the Agreement or the Settlement contemplated thereby, you are hereby authorized and directed to execute the Agreement and any related documents by which the Agreement is to be effectuated.

CONSULTING FIDUCIARIES, INC. as
Independent Fiduciary of the Crowley Maritime Corporation Employee Stock Ownership Plan

By:	/s/ David L. Heald
Name: David L. Heald
Title: Principal

Exhibit E

Terms of Offer

[See attached]

Confidential
Attorney/Client Privilege
Attorney Work Product

Terms of Offer

Transaction
Acquisition (the “Transaction”) by a corporation (the “Purchaser”) formed by Thomas B. Crowley, Jr. of all the outstanding shares of Common Stock (“Common Stock”) and Series A. Preferred Stock (“Preferred Stock”) of Crowley Maritime Corporation, a Delaware corporation (the “Company”) not beneficially owned or held by Thomas B. Crowley, Jr., Christine Crowley and Molly M. Crowley, as well as the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan (the “Public Shares”). Purchaser will have the unconditional right to acquire immediately before or after the consummation of the Offer (and therefore be considered to beneficially own) all shares of Common Stock, Preferred Stock and Class N Common Stock that are not Public Shares.

Transaction Structure
The Transaction would consist of two steps:

(1) Initially, Purchaser (or its wholly owned subsidiary corporation) would make a cash tender offer (the “Offer”) for all the outstanding Public Shares (other than the Preferred Stock).

(2) Immediately following consummation of the Offer and purchase by Purchaser of tendered Public Shares, Purchaser would acquire the Shares beneficially owned or held by Thomas B. Crowley, Jr., Christine Crowley and Molly M. Crowley, as well as the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan, and then merge with and into the Company, with the Company as the surviving corporation of this merger (the “Merger”). Purchaser will expressly undertake (in the Offer documents filed with the Securities and Exchange Commission and sent to the stockholders of the Company) to complete the Merger if the Offer is consummated and would cash-out shares in the Merger at the same per share price as that paid by Purchaser for shares purchased by it in the Offer.

Consideration
Purchaser will pay $2,990 per share in cash for shares of Common Stock accepted for purchase in the Offer. The surviving corporation of the Merger will pay $2,990 per share in cash for shares of Common Stock and an additional cash amount for the 200 shares of Preferred Stock cashed-out in the Merger.

Time Periods	The Offer will be held open until Midnight on the 20th business day following commencement of the Offer, unless extended. The Merger would be effected immediately following consummation of the Offer.

Conditions	The Offer will be conditioned as described in Exhibit A hereto.

Exhibit A

The Offer will be conditioned upon:

1    There being validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Common Stock of the Company (“Shares”) that constitute (a) a majority of the Shares outstanding on the expiration date of the Offer that are beneficially owned by the unaffiliated stockholders of the Company (the “Majority of the Minority Condition”)1 and (b) together with Shares beneficially owned by the Purchaser at least 95% of the total number of number of Shares outstanding on the expiration date of the Offer (the “Minimum Condition”). For this purpose, “unaffiliated stockholders” consist of all Company stockholders except the Purchaser and the directors, officers and employee benefit plans of the Company.

2.    At the expiration of the Offer, Purchaser shall beneficially own at least 95% of the total number of shares of Class N Common Shares of the Company outstanding on the expiration date of the Offer and at least 95% of the total number of shares of Series A Junior Convertible Preferred Stock (“Series A”) of the Company outstanding on the expiration date of the Offer. (The Shares, the Class N Common Shares and the Series A are referred to collectively as the “Securities”).

3.    The Delaware Chancery Court shall have approved settlement of the pending Franklin lawsuit and dismissed the case and the time for any appeal of the Court’s approval shall have expired.

4.    None of the following shall have occurred prior to payment for the tendered Shares:

(a)
any change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), cash flows, operations, licenses, franchises, permits, authorizations, results of operations or prospects of the Company or any of its subsidiaries which has or might reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or results or might reasonably be expected to result in a material diminution in the value of the Securities or the benefits expected to be derived by the Purchaser as a result of the transactions contemplated by the Offer or the Merger (a “Diminution in Value”); or

(b)
any government or governmental authority or agency, whether domestic, foreign or supranational, or any industry self-regulatory organization (a “Governmental Entity”), shall have instituted or threatened any action, proceeding, application, claim or counterclaim, sought or obtained any judgment, order or injunction, or taken any other action, which (i) challenges the acquisition by the Purchaser (or any affiliate of the Purchaser) of any Securities pursuant to the Offer, the Merger or otherwise restrains, prohibits or materially delays the making or consummation of the Offer or the Merger, prohibits the performance of any of the contracts or other arrangements entered into by the Purchaser (or any affiliate of the Purchaser) in connection with the acquisition of the Securities or the Company, seeks to obtain any material amount of damages, or otherwise directly or indirectly materially and adversely affects the Offer or the Merger, (ii) seeks to prohibit or limit materially the ownership or operation by the Company or the Purchaser (or any affiliate of the Purchaser) of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or to compel the Company, Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to dispose of or to hold separate all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole as a result of the transactions contemplated by the Offer or the Merger, (iii) seeks to impose any material limitation on the ability of the Company, Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to conduct the Company’s or any subsidiary’s business or own such assets, (iv) seeks to impose or confirm any material limitation on the ability of Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to acquire or hold, or to exercise full rights of ownership of, any Securities, including the right to vote such Securities on all matters properly presented to the stockholders of the Company, (v) seeks to require divestiture by Thomas B. Crowley, Jr. or the Purchaser or any of their affiliates of all or any of the Securities, (vi) otherwise has or might reasonably be expected to have a Material Adverse Effect or results or might reasonably be expected to result in a Diminution in Value, or (vii) seeks to impose any condition to the Offer unacceptable to the Purchaser in its reasonable discretion; or

_____________________________
[1]	The Offer will provide that the Purchaser will not waive this condition.

(c)
there shall have been entered or issued any preliminary or permanent judgment, order, decree, ruling or injunction or any other action taken by any Governmental Entity or court, whether on its own initiative or the initiative of any other person, which (i) restrains, prohibits or materially delays the making or consummation of the Offer or the Merger, prohibits the performance of any of the contracts or other arrangements entered into by the Purchaser (or any affiliate of the Purchaser) in connection with the acquisition of the Securities or the Company or otherwise directly or indirectly materially and adversely affects the Offer or the Merger, (ii) prohibits or limits materially the ownership or operation by the Company or the Purchaser (or any affiliate of the Purchaser) of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or compels the Company, Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to dispose of or to hold separate all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole as a result of the transactions contemplated by the Offer or the Merger, (iii) imposes any material limitation on the ability of the Company or the Purchaser (or any affiliate of the Purchaser) to conduct the Company’s or any subsidiary’s business or own such assets, (iv) imposes or confirms any material limitation on the ability of Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to acquire or hold, or to exercise full rights of ownership of, any Securities, including the right to vote such Securities on all matters properly presented to the stockholders of the Company, (v) requires divestiture by Thomas B. Crowley, Jr. or the Purchaser or any of their affiliates of all or any of the Securities, (vi) otherwise has or might reasonably be expected to have a Material Adverse Effect or results or might reasonably be expected to result in a Diminution in Value, or (vii) imposes any condition to the Offer unacceptable to the Purchaser in its reasonable discretion; or

(d)
there shall have been instituted or be pending before any Governmental Entity or court any action, proceeding, application, claim or counterclaim or any judgment, order or injunction sought or any other action taken by any person or entity (other than a Governmental Entity or a stockholder of the Company), which (i) challenges the acquisition by the Purchaser (or any affiliate of the Purchaser) of any Securities pursuant to the Offer, the Merger or otherwise, seeks to restrain, prohibit or materially delay the making or consummation of the Offer or the Merger, seeks to prohibit the performance of any of the contracts or other arrangements entered into by the Purchaser (or any affiliate of the Purchaser) in connection with the acquisition of the Securities or the Company, seeks to obtain any material amount of damages, or otherwise directly or indirectly materially and adversely affects the Offer or the Merger, (ii) seeks to prohibit or limit materially the ownership or operation by the Company, or the Purchaser (or any affiliate of the Purchaser) of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole to compel the Company, Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to dispose of or to hold separate all or any material portion of the business or assets of the company and its subsidiaries taken as a whole as a result of the transactions contemplated by the Offer or the Merger, (iii) seeks to impose any material limitation on the ability of the Company, Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to conduct the Company’s or any subsidiary’s business or own such assets, (iv) seeks to impose or confirm any material limitation on the ability of Thomas B. Crowley, Jr. or the Purchaser (or any affiliate of the Purchaser) to acquire or hold, or to exercise full rights of ownership of, any Securities, including the right to vote such Securities on all matters properly presented to the stockholders of the Company, (v) seeks to require divestiture by the Company or the Purchaser (or any affiliate of the Purchaser) of all or any of the Securities, (vi) otherwise has or might reasonably be expected to have a Material Adverse Effect or results or might reasonably be expected to result in a Diminution in Value, or (vii) seeks to impose any condition to the Offer unacceptable to the Purchaser in its reasonable discretion; and which in the case of clause (i), (ii), (iii), (iv), (v), (vi) or (vii) is successful or the Purchaser determines, in its reasonable discretion, has a reasonable possibility of being successful; or

(e)
there shall be any statute, rule or regulation enacted, promulgated, entered, enforced or deemed applicable or asserted to be applicable to the Offer or the Merger or other acquisition of Securities by the Purchaser, or any other action shall have been taken by any Governmental Entity or court, that results in, directly or indirectly, any of the consequences referred to in clauses (i) through (vii) of paragraph (b) above; or

(f)
there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange in the United States (other than any temporary suspension pursuant to a circuit breaker procedure then in effect and lasting for not more than three trading hours), (ii) any declaration of a banking moratorium by federal or New York authorities, (iii) any material limitation by any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency in the United States that materially affects the extension of credit generally by lenders that regularly participate in the United States market in loans, (iv) any commencement or escalation of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or any attack on, or outbreak or act of terrorism involving, the United States, (v) a suspension of or limitation (whether or not mandatory) on the currency exchange markets or the imposition of, or material changes in, any currency or exchange control laws in the United States, or (vi) in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(g)
The Company and the Purchaser or Thomas B. Crowley, Jr. shall have reached an agreement or understanding that the Offer be terminated or amended or Thomas B. Crowley, Jr. or the Purchaser (or one of their designated affiliates) shall have entered into a definitive agreement or an agreement in principle to acquire the Company by merger or similar business combination, or purchase of Securities or assets of the Company; or

(h)	The Board of Directors of the Company or the Special Committee shall have determined to oppose the Offer and/or the Merger.

which in the reasonable judgment of Thomas B. Crowley, Jr. and the Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer, the Merger and/or with such acceptance for payment of Shares.

Exhibit F

Certificate of Ownership and Merger

[See attached]

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CROWLEY NEWCO CORPORATION

(a Delaware corporation)

into

CROWLEY MARITIME CORPORATION

(a Delaware corporation)

PURSUANT TO SECTION 253 OF THE DELAWARE

GENERAL CORPORATION LAW

Crowley Newco Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1.    The Company was incorporated on February 21, 2007, pursuant to the Delaware General Corporation Law.

2.    The Company is the owner of at least 90% of the outstanding shares of each class of the capital stock of Crowley Maritime Corporation, a Delaware corporation (the “Subsidiary”).

3.    The Company, by the following resolutions of the Board of Directors of the Company adopted on ___________, 2007, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Delaware Secretary of State (the “Effective Time”) does, merge itself with and into the Subsidiary (the “Merger”):

Short-Form Merger with Crowley Maritime Corporation.

RESOLVED: That the Board of Directors of the Company deems it to be advisable and in the best interests of the Company and its stockholders that the Company merge itself with and into its at least 90% owned subsidiary, Crowley Maritime Corporation, a Delaware corporation (the “Subsidiary”).

RESOLVED FURTHER: That effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Delaware Secretary of State (the “Effective Time”), this Company shall merge and it hereby does merge itself into the Subsidiary (the “Merger”), which will assume all of the obligations of this Company.

RESOLVED FURTHER: That the terms of the Merger are as follows: Upon the proposed Merger becoming effective, (i) each outstanding share of the Subsidiary’s Common Stock, par value $.01 per share (the “Subsidiary Common Stock”) and Series A Junior Convertible Preferred Stock, par value $100 per share (the “Subsidiary Series A Preferred Stock”) held of record by stockholders other than the Company shall cease to be outstanding, and such stockholders of record shall be entitled to receive from the Subsidiary, as the surviving corporation in the merger, the sum of $2,990 in cash for each such share of Subsidiary Common Stock and $249.16 in cash for each such share of Subsidiary Series A Preferred Stock (plus all unpaid cumulative dividends thereon to the date the Merger becomes effective whether or not earned or declared) upon surrender to Citibank, N.A. Agency and Trust, which is hereby appointed disbursement agent for such purpose, of their certificate formerly representing ownership of such stock of the Subsidiary; (ii) each outstanding share of Subsidiary Common Stock, Subsidiary Series A Preferred Stock and the Subsidiary’s Class N Common Shares, par value $.01 per share (the “Subsidiary Class N Shares”) owned of record by the Company shall cease to be outstanding, without any payment being made in respect thereof; and (iii) each share of Common Stock, par value $.01 per share, of the Company shall be converted into one (1) share of Subsidiary Common Stock, and each share of Class N Common Shares, par value $.01 per share, of the Company shall be converted into one (1) share of Subsidiary Class N Shares, certificates for which shall be issued to each stockholder of the Company upon surrender to the Subsidiary of such stockholder’s certificates formerly representing such shares of stock of the Company.

RESOLVED FURTHER: That the proposed Merger be submitted to at least a majority of the stockholders of the Company and that upon receiving written consent of at least a majority of the stockholders of the Company the proposed Merger shall be approved.

RESOLVED FURTHER: That, in accordance with the Delaware General Corporation Law, the proper officers of the Company are hereby authorized to execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Company with and into the Subsidiary, and to assume all obligations and duties thereunder and the date of adoption thereof and to file a Certificate of Ownership and Merger with the Delaware Secretary of State and record such certificate in the office of the recorder of each county in which the registered office of the Company and the Subsidiary is located.

RESOLVED FURTHER: That the Subsidiary, as the surviving corporation, shall notify each stockholder of record of the Subsidiary and the Company within ten (10) days after the Effective Time that the Merger has become effective.

RESOLVED FURTHER: That the Certificate of Incorporation of the Subsidiary be amended and restated to read in full as follows:

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I.

The name of the corporation is CROWLEY MARITIME CORPORATION.

II.

The address of the registered office of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

IV.

A.    The total number of shares of stock which the corporation shall have the authority to issue is 300,000, of which 100,000 shares shall be designated Common Stock, $.01 par value per share (the “Common Stock”), 100,000 shares shall be designated as Class N Common Shares, $.01 par value per share (the “Class N Common Shares”), and 100,000 shares shall be designated as Preferred Stock, $100 par value per share (the “Preferred Stock”).

B.    Common Stock and Class N Common Shares

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Class N Common Shares are as follows:

1.  Dividends.

The holders of the Common Stock and the Class N Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors, out of any funds of the corporation at the time legally available for the declaration of dividends. With respect to the declaration and payment of dividends the Common Stock and the Class N Common Shares shall be treated equally, on a share for share basis, and dividends shall be declared and paid on the Common Stock and the Class N Common Shares without preference or distinction as between or among the Common Stock and the Class N Common Shares.

2.  Voting Rights.

The holders of the Common Stock shall have and possess the sole and exclusive right to notice of stockholders’ meetings (except as required by law) and the sole and exclusive voting rights and powers, except as the Board of Directors may otherwise establish in connection with any series of Preferred Stock. The Class N Common Shares shall have no voting rights whatsoever, except that the corporation may not, without the consent of the holders of at least a majority of the Class N Common Shares outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Class N Common Shares shall vote as a class, alter or change the powers, preferences, privileges or rights given to the holders of the Class N Common Shares so as to affect such class of stock adversely. The Class N Common Shares (if required by law) shall also be entitled to notice of the time, place, and purpose of any meeting called to approve any merger or consolidation of the corporation, but shall have no voting rights in connection with such merger or consolidation of the corporation unless the Class N Common Shares would be adversely affected thereby.

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3.  Liquidation.

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of the Common Stock and the Class N Common Shares shall be entitled to receive ratably, on a share for share basis without preference or distinction as between or among the Common Stock and the Class N Common Shares, all the remaining assets of the corporation.

C.    Preferred Stock

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

V.

A.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.

B.    In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend or repeal the By-laws of the corporation. Any By-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the stockholders of the corporation entitled to vote.

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C.    The number of directors constituting the whole Board of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than six (6) nor greater than ten (10). The number of directors may not be changed except by amendment of this paragraph C of Article V.

D.    No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for (1) any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law, (2) any breach of the director’s duty of loyalty to the corporation or its stockholders, (3) intentional acts or omissions not in good faith or which involved misconduct or a knowing violation of law, or (4) any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Paragraph D of Article V, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Paragraph D of Article V, shall eliminate or reduce the effect of this Paragraph D of Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Paragraph D of Article VI, would accrue or arise, prior to such amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

E.    Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Such rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law, as amended and in effect from time to time.

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1.    If a claim under this Article V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law.

2.    If the Delaware General Corporation Law is hereafter amended to permit the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

F.    Any repeal or modification of the foregoing provisions of this Article V, including without limitation any contractual rights arising under or authorized by it, by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

VI.

Election of directors need not be by written ballot, unless the By-laws of the corporation shall so provide.

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VII.

The corporation reserves the right to mend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the immediately preceding sentence, in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Paragraphs D, E or F of Article V.

Omnibus Resolution.

RESOLVED: That the proper officers of the Company are hereby authorized to take such other actions and sign such other documents as may be necessary or appropriate to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby confirmed, ratified and approved.

4.    The Merger has been approved by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereof by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law. Notice of such stockholder approval of the Merger will be given promptly to those stockholders of the Company who did not consent in writing and who, if the vote on the proposed Merger had occurred at a meeting, would have been entitled to notice of such meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to approve the Merger were delivered to the Company as provided in Section 228(c) of the Delaware General Corporation Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by Thomas B. Crowley, Jr., its President, this ___ day of _________, 2007.

CROWLEY NEWCO CORPORATION

By:
Thomas B. Crowley, Jr.
President

SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP AND MERGER

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